                                   Law Offices
                            THOMAS P. McNAMARA, P.A.
                              2909 Bay to Bay Blvd.
                                    Suite 309
                                 Tampa, FL 33629
THOMAS P. MCNAMARA                                  Ph.   (813) 837-0727
                                                    Fax   (813) 837-1532
                                                    E-mail: TMcNamara@TPMPA.com

                                                    December __, 2003

Board of Directors
American Radio Empire, Inc.
13210 Kerrville Folkway, Building G
Austin, Texas 78729-7522

        Re: Registration Statement on Form SB-2

Gentlemen:

        We have been retained by American Radio Empire, Inc. (the "Company") in connection with the Registration Statement (the "Registration Statement") on
Form SB-2, to be filed by the Company with the Securities and Exchange
Commission relating to the offering of securities of the Company. You have requested that we render our opinion as to whether or not the securities proposed to be issued on terms set forth in the Registration Statement will be validly issued, fully paid, and nonassessable.

        In connection with the request, we have examined the following:

        1. The Articles of Incorporation of the Company.

        2. The Bylaws of the Company.

        3. The Registration Statement.

        4. Resolutions of the Company's Board of Directors.

        We have also examined such other corporate records and documents and have made such other examinations as we have deemed relevant.

        Based on the above examination, we are of the opinion that the securities of the Company to be issued pursuant to the Registration Statement are duly authorized and, when issued in accordance with the terms set forth in the
Registration Statement, will be validly issued, fully paid, and non-assessable.

Board of Directors
American Radio Empire, Inc.
December __, 2003

        We consent to our name being used in the Registration Statement as having rendered the foregoing opinion .

                                                     Sincerely,

                                                     Thomas P. McNamara